PURCHASE AGREEMENT

This AGREEMENT (the Agreement) is entered into as of the 7th day of January 1998 by and among, Millenia Hope Inc., incorporated under the laws of the State of Delaware, United States of America and domiciled at 333 West Wacker Drive, Chicago Illinois, USA ("Millenia" or "Purchaser") and Giuseppe Bertelli Motta and Silvio Rossi unincorporated individuals domiciled in Rome Italy (`Motta and Rossi" or "Seller".

Whereas Motta and Rossi are the inventors and co-owners of the patent and all rights to ""Vocamine en tant qu`agent anti-paludeen contenant de la voacamine "an anti-malarial drug under Italian patent no To 98A 000264.

Whereas Millenia is desirous to purchase "Vocamine en tant qu`agent anti-paludeen contenant de la voacamine"including but not exclusive of intellectual rights, patents, patent applications, PCT applications and their derivatives, priority rights, rights of commerce etc.

Now  therefore,   in  consideration  of  the  covenants  and  agreements  herein contained, the parties agree as follows:

1. That Motta and Rossi has agreed to sell all of the above rights and any other rights, commercial or non-commercial, in "Vocamine en tant qu'agent anti-paludeen contenant de la voacamine " to Milenia for $745,000 US. This price will include any and all research and development costs, patent costs, costs of registration of rights, commercial and non-commercial, legal fees or other professional fees etc. It is agreed by both parties that the above list is not exclusionary and that the payment of $745.000 US is full and final payment for all rights to "Vocamine en tant qu'agent anti-paludeen contenant de la voacamine`.

2. Seller hereby absolutely and unconditionally represnts and warrants that there are no debts, liens or charges attached to "Vocamine en tant qu`agent-paludeen contenant de la vocamine" whether via lien or accounts payable and that they will personally indemnify the corporation should such debts , liens or charges arise. That seller is the sole owner of the property being sold..

3. That Motta and Rossi has designated Pierre and Finance of Geneva, Switzerland tobe their escrow agent in this transaction.

4. That pursuant to the signing of this contract Motta and Rossi will transfer all rights as indicated above to Millenia subject to the full payment price being received by their escrow agent.

5. That as integral part of this agreement Motta and Rossi agree not to attempt to duplicate, copy, replicate or through any sort od chemical or biological means recreate a product similar in usage or one that serves a like purpose to "Vocamine en tant qu'agent anti-paludeen contant de la vocamine" except at the specific behest of Millenia for a period of 15 years from the date of the signing of this agreement.
6. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Seller and Purchaser.

7. No waiver of any provision of, or any breach or default of this Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of similar nature.

8. Tha validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted.

9. Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents and documents as such other party or shall reasonably request in order to consummate and perfect the transactions contemplated by this Agreement.

10. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto.

11. Any notice of other communication permitted or required to be given hereunder shall be writing and shall be given upon (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid, (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy sent by any one of the other three methods specified above), in each case addressed to the parties as set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

         Millenia Hope Inc.


         By:___________________________________
              Name: Leonard Stella
              Title:President

              Giuseppe Bertelli Motta                        Silvio  Rossi


         By:___________________________________          By:____________________
              Name : Giuseppe Bertelli Motta                 Name: Silvio Rossi